UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2019

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per share	HABT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 19, 2019, The Habit Restaurants, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders.

As of April 22, 2019, the record date for the Annual Meeting, there were an aggregate of 26,108,210 shares of Class A common stock and Class B common stock outstanding and entitled to vote on all matters. At the meeting, 21,887,717 shares of Class A and Class B common stock eligible to vote were represented in person or by proxy, constituting a quorum. The proposals submitted to a vote of the shareholders and the results of the voting on each proposal are noted below.

Proposal No. 1: Election of Directors

Shareholders elected Allan Karp and Joseph J. Kadow to serve as Class II Directors for a three-year term expiring at the 2022 Annual Meeting.

Nominee	For	Withheld	Broker Non-Vote
Allan Karp	11,018,336	5,328,657	5,540,724
Joseph J. Kadow	11,059,666	5,287,327	5,540,724

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstain
21,746,987	125,689	15,041

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

Proposal No. 3: Approval of the Amended and Restated 2014 Omnibus Incentive Plan

Shareholders approved the Amended and Restated 2014 Omnibus Incentive Plan.

For	Against	Abstain
14,873,091	1,456,455	17,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils
Chief Financial Officer and Secretary

Date: June 20, 2019